SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2003


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                 23-2694937
------------                            -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 7(c). Exhibits


Exhibit
Number                             Description
---------               -----------------------------------

99.1                    Press Release dated August 25, 2003


Item 12.   Results of Operations and Financial Condition.

         On August 25, 2003, eGames, Inc. (the "Company") issued a press release announcing the Company's financial results for the fiscal year ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

         This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This Form 8-K and the attached exhibit shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         eGames, Inc.


                                         By: /s/ Thomas W. Murphy
                                             ----------------------------------
                                             Thomas W. Murphy, Vice President
                                             and Chief Financial Officer
Dated: August 25, 2003

                                                                   EXHIBIT 99.1

At eGames, Inc.
---------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

                 eGAMES ANNOUNCES FISCAL 2003 FINANCIAL RESULTS


Langhorne, PA - August 25, 2003 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), value-priced consumer entertainment PC software games, today announced its financial results for the three and twelve months ended June 30, 2003.

Three Months Ended June 30, 2003:
---------------------------------
For the three months ended June 30, 2003, net sales decreased by $1,117,000, or 37%, to $1,875,000 compared to $2,992,000 for the same quarter a year earlier. Net income was $641,000, or $0.06 per diluted share, compared to $1,171,000, or $0.12 per diluted share, for the same quarter a year ago. The $1,117,000 decrease in net sales resulted from a $1,736,000 net product sales decrease to North American non-traditional software retailers and distributors, which net sales decrease was partially offset by a $643,000 increase in net product sales to North American traditional software retailers and distributors. Additionally, worldwide licensing revenues and net product sales to international software distributors decreased by $9,000 and $15,000, respectively.

Twelve Months Ended June 30, 2003:
----------------------------------
For the twelve months ended June 30, 2003, net sales decreased by $3,668,000, or 34%, to $7,211,000 compared to $10,879,000 for the same period a year earlier. Net income was $1,592,000, or $0.16 per diluted share, compared to $2,181,000, or $0.22 per diluted share, for the same twelve-month period last year. The $3,668,000 decrease in net sales resulted from a $5,709,000 net product sales decrease to North American non-traditional software retailers and distributors, combined with a $119,000 decrease in net product sales to international software distributors, which net sales decreases were partially offset by a $2,060,000 increase in net product sales to North American traditional software retailers and distributors and a $100,000 increase in worldwide licensing revenues.

Impact From Agreements with Various Retailers and Distributors:
---------------------------------------------------------------
During the three and twelve month periods ended June 30, 2002, the Company entered into agreements with two national drug store retailers, which among other things, made all prior sales to these North American non-traditional software retailers final and eliminated any further right of product return. As a result of these agreements, the Company recognized net sales of $1,119,000 and net income of $983,000 during the three months ended June 30, 2002 and net sales of $3,234,000 and net income of $2,105,000 for the twelve months ended June 30, 2002. During the twelve months ended June 30, 2003, the Company entered into similar agreements with other retailers and distributors, which allowed it to recognize net sales of $120,000 and net income of $108,000.

Fiscal 2003 Financial Highlights:
---------------------------------
The Company's fiscal 2003 financial results benefited from continued improvements in the Company's gross profit margin, combined with a reduction in operating expenses due to cost saving initiatives and a decrease in interest costs resulting from the elimination of bank debt. The following items represent certain key financial highlights achieved during fiscal 2003 compared to prior year results:

     o Net product sales to North American traditional software retailers and distributors increased by $2,060,000 or 45%;
     o   Worldwide licensing revenues increased by $100,000 or 30%;
     o North American retailers' shelf positions dedicated to eGames titles increased 50% to approximately 70,000 slots;
     o   Gross profit margin increased to 60% from 50%;
     o   Operating expenses decreased by $337,000 or 11%;
     o   Interest expense decreased by $90,000 or 72%;
     o   Cash increased by $324,000 or 46%;
     o   Bank debt of $840,000 repaid prior to maturity; and
     o Stockholders' equity and working capital both increased by more than $1.6 million.

Key factors contributing to the 10% gross profit margin improvement for fiscal 2003 include cost savings, as a percentage of net sales, from:

     o Lower product costs resulting from the discontinuation of sales of lower margin third-party publisher software titles to food and drug store retailers and a reduction in lower margin inventory liquidation sales, combined with expanded distribution of higher-priced PC gaming software titles;
     o Lower inventory obsolescence provision due to improved product lifecycle management, in addition to reduced amounts of end of lifecycle titles being returned by distributors and retailers and subsequently being sold as liquidation sales below their carrying cost; and
     o Lower freight and distribution costs due to increased cost effective product shipments to a concentrated group of distributors and retailers, combined with a more economical direct-to-store order fulfillment process for customers requiring that service.

The Company's financial results for fiscal 2003 also benefited from $337,000 in operating expense savings. The largest operating expense reductions were realized in marketing promotion costs, bad debt expense, and professional service fees, as well as depreciation and amortization expense. These cost savings were partially offset by an increase in stock compensation costs (due to the Company's decision to begin expensing new stock option grants starting in fiscal 2003), combined with an increase in employee bonus expense relating to the Company's fiscal 2003 employee incentive compensation plan. The Company's financial results continue to benefit from the strategic decision to transition from direct product distribution to North American food and drug retail stores and international software distributors to more profitable licensing relationships with third party distributors, which revenues are reflected in the Company's worldwide licensing revenues. This decision has allowed the Company to focus its resources on serving its core customer (the value conscious consumer of PC gaming software), by increasing its product distribution to mass-merchant, specialty and software retailers where these consumers shop.

                        Net Sales by Distribution Channel
                             (amounts in thousands)

                                                                         Three Months ended June 30,
                                                                        -----------------------------
                                                                                             Increase
Distribution Channel                                                      2003      2002    (Decrease)
----------------------------------------------------------------------  --------  --------  ----------
North American traditional software retailers and distributors          $  1,760  $  1,117   $    643
North American non-traditional software retailers and distributors         - 0 -     1,736     (1,736)
Worldwide licensing revenues                                                 115       124         (9)
International software distributors                                        - 0 -        15        (15)
----------------------------------------------------------------------  --------  --------  ---------
Three Months Net Sales                                                  $  1,875  $  2,992  ($  1,117)
                                                                        ========  ========  =========


                                                                         Twelve Months ended June 30,
                                                                        ------------------------------
                                                                                             Increase
Distribution Channel                                                      2003      2002    (Decrease)
----------------------------------------------------------------------  --------  --------  ----------
North American traditional software retailers and distributors          $  6,662  $  4,602   $ 2,060
North American non-traditional software retailers and distributors           115     5,824    (5,709)
Worldwide licensing revenues                                                 429       329       100
International software distributors                                            5       124      (119)
----------------------------------------------------------------------  --------  --------  --------
Twelve Months Net Sales                                                 $  7,211  $ 10,879  ($ 3,668)
                                                                        ========  ========  =========


                       Summary Balance Sheet Information
                             (amounts in thousands)

                                                                                As of June 30,
                                                                        ------------------------------
                                                                                             Increase
Description                                                               2003      2002    (Decrease)
----------------------------------------------------------------------  --------  --------  ----------
Cash and cash equivalents                                               $  1,024  $    700  $     324
Accounts receivable, net                                                   1,149       819        330
Inventory                                                                    500       467         33
Other assets                                                                 256       167         89
Bank debt                                                                  - 0 -      (840)      (840)
Other liabilities                                                         (1,183)   (1,214)       (31)
----------------------------------------------------------------------  --------  --------  ---------
Stockholders' equity                                                    $  1,746  $     99  $   1,647
                                                                        ========  ========  =========


Comments:
---------
Jerry Klein, President and CEO of eGames, stated "Our fiscal 2003 financial results represent the continuing progress of our business plan implemented more than a year ago to improve our financial condition. We have successfully positioned our limited resources to satisfy an increasing number of retail consumers through a concentrated group of cost effective distribution relationships. Additionally, we have made significant progress in strengthening our financial condition by: improving our gross profit margin by increasing our average selling price per unit in addition to controlling product and distribution costs; eliminating bank debt; controlling trade debt; and converting slow-moving software inventory into cash through inventory liquidation sales. The dominant objective of our business plan remains to improve the Company's financial strength by leveraging our fiscal 2003 success and specifically by achieving continued profitability and positive cashflow. We hope to accomplish this objective through the continued increase of consumer" demand for our core genre titles at the historically successful $9.99 retail price point along with increasing the number of our higher margin titles at the $19.99 retail price point. Additionally, we anticipate that our financial condition will continue to benefit from ongoing cost saving initiatives, debt controls and overall disciplined cash management.

About the Company:
------------------
eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM), Game Master Series(TM), and Outerbound(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames - Where the "e" is for Everybody!(R) Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's financial results continuing to benefit from the strategic decision to transition from direct product distribution to North American retail food and drug stores and international software distributors to more profitable licensing relationships with third party distributors; the improvement of the Company's financial strength by leveraging its fiscal 2003 success and specifically by achieving continued profitability and positive cashflow; the accomplishment of the Company's financial objectives through the continued increase of consumer demand for the Company's core genre titles and increasing the number of higher margin titles; the continued improvement of the Company's financial condition from ongoing cost saving initiatives, debt controls and overall disciplined cash management; and other statements that contain the words "believes," "expects," "may," "should," or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the continued success of the Company's third party distribution relationships, including the financial viability of its largest distributors; the market acceptance and successful sell-through results for the Company's products at retail stores, particularly new titles that are priced higher than those that the Company has historically sold; the market acceptance of increased pricing of the Company's products; the amount of unsold product that is returned to the Company by retail stores; the Company's ability to accurately predict the amount of product returns that will occur and the adequacy of the reserves established for such returns; the continued allocation of adequate shelf space for the Company's products in major retail chain stores; the Company's ability to collect outstanding accounts receivable and establish adequate reserves for uncollectible receivables; the ability to deliver products in response to orders within a commercially acceptable time frame; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; consumers' continued demand for value-priced software; increased competition in the value-priced software category; and various other factors, many of which are beyond the Company's control. Risks and uncertainties that may affect the Company's future results and performance also include, but are not limited to, those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission.